Exhibit 10.14

RETIREMENT AGREEMENT

This Retirement Agreement (the “Agreement”) is entered into this 11th day of October, 2019, by and between Virginia Commonwealth Bank, on behalf of it, its parent, Bay Banks of Virginia, Inc., and each of its subsidiaries and affiliates (collectively, the “Bank”) and Douglas F. Jenkins (“Employee”) in light of the following:

WHEREAS, Employee has been employed by the Bank;

WHEREAS, Employee has elected to voluntarily separate employment from the Bank;

WHEREAS, Employee’s last date of employment with the Bank shall be the Separation Date as set forth in Section 1 of the Agreement;

WHEREAS, Bank desires to recognize Employee’s years of service to the Bank and assist Employee’s transition from employment with Bank; and,

WHEREAS, Employee and the Bank desire to settle and resolve any and all matters arising out of or relating to Employee’s employment with the Bank and/or the cessation of that employment relationship in a mutually satisfactory and confidential manner.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties do hereby covenant and agree as follows:

1.Separation of Employment.

a.Employee’s employment with Bank will terminate effective January 1, 2020, or such earlier date as described in Section 1.b (the applicable date, the “Separation Date”). The Bank shall pay to Employee all compensation earned by and expense reimbursements due to Employee through the Separation Date on the Bank’s first regular pay day following the Separation Date.

b.Employee acknowledges and agrees that Employee’s current employment relationship with the Bank and any and all Related Organizations will cease on the Separation Date. The parties agree that in the event such employment relationship ceases on a date prior to January 1, 2020, such earlier date will be the Separation Date; otherwise, the Separation Date will be January 1, 2020.  For purposes of this Agreement, “Related Organizations” means the Bank’s parent, subsidiaries and affiliated corporations or companies, as well as other related entities and their predecessors.  The Bank and Employee acknowledge that the Bank has offered the Employee a director position to serve on the Board of Directors of VCB Financial Group, Inc., beginning in January 2020.  In conjunction with his service as a Director of VCB Financial Group, Inc., the Bank and Employee contemplate that Employee may work in a limited capacity in a business development role, for which Employee will be compensated on a to-be-agreed-to hourly rate, plus reimbursement of expenses.  Any such arrangement will be permitted by this Agreement, but will be negotiated and established through a separate agreement.

c.The Bank acknowledges and agrees that, in addition to the payments referenced in Subsection 1.a. hereof, the Bank will pay Employee all salary, wages, expenses, reimbursements, vacation, sick leave, and other compensation or payments to which Employee is or may have been entitled under federal or state law, contract or otherwise through the Separation Date.  The Bank acknowledges that as of December 31, 2018, Employee had 14 days of unused paid time off (“PTO”) for which the Employee will be paid, to the extent unused as of the Separation Date.  Employee will also be paid for any accrued but unused PTO for 2019 that is remaining at the Separation Date.

Page | 1

Payment of PTO will be made to the Employee on the Bank’s first regular pay day following the Separation Date.  Employee further acknowledges and agrees that there are no sums or other benefits due or owing to Employee by the Bank or to which Employee is entitled as of the Separation Date, except for the benefits and items that are outlined in Subsections 2.a., 2.b., 2.c., 2.d and Section 6.

2.Consideration.

a.In consideration of Employee’s acceptance of this Agreement and promise to abide by the terms hereof, and to assist Employee in the transition from employment with the Bank, the Bank shall pay Employee the gross sum of $58,234.56, which represents twelve (12) weeks of salary at Employee’s current rate of pay (the “Separation Pay”). The Separation Pay shall be paid in one lump sum, less applicable deductions and withholdings, on the Bank’s next regular payroll date following the Release Effective Date (as defined below).

b.In addition, the Bank shall also pay Employee the gross sum of $15,000, which represents a stipend of $625.00 per month for a period of twenty-four (24) months, which Employee may use as he wishes including to assist with payment of health insurance premiums (the “Health Insurance Stipend”). The Health Insurance Stipend shall be paid in one lump sum, less applicable deductions and withholdings, on the Bank’s next regular payroll date following the Release Effective Date (as defined below).

c.In addition, the Bank shall pay Employee the additional gross sum of $20,000.00 (the “Additional Allowance”). The Additional Allowance shall be paid in one lump sum, less applicable deductions and withholdings, on the Bank’s next regular payroll date following the Release Effective Date (as defined below).

d.In addition, if Employee is currently eligible for a short-term incentive for the year 2019, then the Bank shall pay Employee the amount of such short-term incentive that shall be calculated based on actual corporate or individual results, as applicable (the “Incentive Payment”). The Incentive Payment, if any, shall be paid in 2020 in one lump sum, less applicable deductions and withholdings, on the Bank’s next regular payroll date following the date that the Bank grants any such awards to its eligible employees.

e.Employee hereby acknowledges that Bank will deduct from the Separation Pay, Health Insurance Stipend, Additional Allowance, PTO payment and Incentive Payment (if applicable) all withholding taxes and other payroll deductions that Bank is required by law to make from wage payments to employees.

f.Employee acknowledges and agrees that the Separation Pay, Health Insurance Stipend, Additional Allowance, PTO payment and Incentive Payment (if applicable) provided for under this Section 2 is more than the Bank is required to do under its normal policies and procedures and is in addition to anything of value to which Employee already is entitled and is sufficient legal consideration for Employee’s release of any rights pursuant to this Agreement and Employee’s other obligations hereunder.

g.The Bank agrees that in addition to benefits outlined in Sections 1 and 2 of this Agreement, the Bank will provide Employee with resources to assist in the exercise of Employee’s stock options and in having restrictions removed on all applicable stock holdings.  Subject to compliance with applicable federal and state securities laws, the Bank agrees to cooperate with Employee so that all options will be exercised on or before March 31, 2020, if Employee so exercises those options, and all restrictions on stock holdings will be removed as soon as practicable after such date.

h.In addition to any other conditions set forth herein, Employee shall be entitled to the payments and benefits under this Section 2 only if Employee has executed a release of claims in the form attached hereto as Exhibit A (the “Release”) on or within 21 days after the Separation Date, and the Release has become irrevocable no later than the 8th day following its execution. If Employee has signed and has not revoked the Release on or within

Page | 2

21 days after the Separation Date, the eighth (8th) day after Employee signs the Release shall be the “Release Effective Date” for purposes of this Agreement.

3.Other Defined Terms.

a.The parties acknowledge and agree that, for purposes of this Agreement, the term “Releasees” means the Bank and any Related Organizations, and all of their past and present parents, subsidiaries and affiliated corporations, companies, and other entities; each of their boards, groups, divisions, departments and units; and all of their past and present directors, trustees, officers, managers, supervisors, employees, attorneys, agents and consultants, and their predecessors, and all persons or entities acting by, with, through, under or in contract with any of them.

b.The parties acknowledge and agree that, for purposes of this Agreement, the term “Claims” means:  (i) each and every claim, complaint, cause of action, grievance, demand, allegation, or accusation, whether known or unknown, and (ii) each and every promise, assurance, contract, representation, obligation, guarantee, warranty, liability, right and commitment of any kind, whether known or unknown, and (iii) all forms of relief, including, but not limited to, all costs, expenses, losses, damages, debts and attorneys’ fees, whether known or unknown.  However, the term “Claims” does not include a Charge of Discrimination with the Equal Employment Opportunity Commission (EEOC).

4.General Waiver and Complete Release.

a.In exchange for the consideration that the Bank is giving Employee under this Agreement, Employee hereby irrevocably releases and forever discharges all Releasees from any and all Claims that Employee, or anyone on Employee’s behalf ever has or now has against any and all of the Releasees, or which Employee, or any of Employee’s heirs, executors, administrators or assigns, hereafter can, shall or may have against any and all of the Releasees for or by reason of any cause, matter, thing, occurrence, or event whatsoever from the date of Employee’s birth to the date that Employee  has signed this Agreement.  Employee acknowledges and agrees that the Claims released in this Section 4 include, but are not limited to, (i) any and all Claims based on any law, statute, or constitution or based on contract or in tort or in common law, and any and all Claims based on or arising under any civil rights laws, such as the civil rights laws of any state or jurisdiction, or Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Age Discrimination in Employment Act (“ADEA”); the Employee Retirement Income Security Act (“ERISA”), except as provided herein; the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family Medical Leave Act of 1993 (“FMLA”); the Civil Rights Act of 1991; or, to the fullest extent allowed by law, any other federal, state or local laws or regulations applicable to the employment relationship; (ii) any and all Claims under any grievance or complaint procedure of any kind or for reinstatement; and (iii) any and all Claims based on or arising out of or related to Employee’s recruitment by, employment with, the termination of Employee’s employment with, Employee’s performance of any service in any capacity for, or any business transaction with, each or any of the Releasees, including but not limited to the November 2, 2016, Employment Agreement by and among Employee, Bay Banks of Virginia, Inc. and Bank of Lancaster (now Virginia Commonwealth Bank) (the “Employment Agreement”). Employee acknowledges and agrees that the release contained in this Section 4 is a general release and is to be broadly construed as a release of all claims to fullest extent allowed by law.

b.Employee acknowledges and agrees that Employee is not waiving or releasing any rights or claims that may arise after the date this Agreement is executed. The parties also acknowledge and agree that the release contained in this Section 4 does not include a release of Employee’s right, if any, to payment of vested tax-qualified or non-qualified retirement benefits under the Bank’s ERISA plans and the right, if any, to continuation in the Bank’s medical plans as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA).

c.Additionally, and notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that nothing in this Agreement shall be construed to release any claims or prohibit the

Page | 3

exercise of any rights by Employee that Employee may not waive or forego as a matter of law.  Specifically, nothing in this Agreement is intended to, or shall, interfere with Employee’s rights under federal, state or local civil rights or employment discrimination laws (including, but not limited to, Title VII, ERISA, the ADA,  or their state or local counterparts) to file or otherwise institute a Charge of Discrimination, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of Section 7 of this Agreement.  Employee shall not, however, be entitled to any relief, recovery, or monies in connection with any such action brought against any of the Releasees, regardless of who filed or initiated any such complaint, charge, or proceeding.

d.Nothing contained in this Agreement shall limit or restrict the Employee’s ability or right to report securities law violations to the Securities and Exchange Commission and other federal agencies without the Bank’s prior approval and without having to forfeit any resulting whistleblower award, if applicable.

5.Covenant Not to Sue.

a.Employee agrees not to institute a Claim of any kind against any of the Releasees.  This covenant not to sue includes any and all Claims that Employee, or anyone on Employee’s behalf ever has or now has against any and all of the Releasees, or which Employee, or any of Employee’s heirs, executors, administrators or assigns, hereafter can, shall or may have against any and all of the Releasees for or by reason of any cause, matter, thing, occurrence, or event whatsoever from the date of Employee’s birth to the date that Employee has signed this Agreement.  Employee acknowledges and agrees that this covenant not to sue covers Claims including, but not limited to, (i) any and all Claims based on any law, statute, or constitution or based on contract or in tort or in common law, and any and all Claims based on or arising under any civil rights laws, such as the civil rights laws of any state or jurisdiction, or Title VII, as amended, the ADA, or the Civil Rights Act of 1991, the FMLA, and the Fair Labor Standards Act; (ii) any and all Claims under any grievance or complaint procedure of any kind or for reinstatement; (iii) any and all Claims that this Agreement or any provision hereof should be avoided or set aside; and (iv) any and all Claims based on or arising out of or related to Employee’s recruitment by, employment with, the termination of his employment with, his performance of any service in any capacity for, or any business transaction with, each or any of the Releasees, including but not limited to the Employment Agreement.

b.Employee understands and acknowledges that the covenant not to sue contained in this Section 5 is distinct and different from the general waiver and release of claims contained in Section 4 of this Agreement.  In this Section 5, Employee is agreeing not to assert a Claim against the Bank, while in Section 4 Employee is giving up rights or claims Employee has or may have through the date Employee signs this Agreement.  If Employee violates this covenant not to sue by filing a Claim against the Bank, Employee hereby agrees to pay all the Bank’s costs and expenses of defending against any such Claim, including attorneys’ fees, and all further costs and fees, including attorneys’ fees, incurred in connection with collection.

6.Return of Bank Property.

a.Employee acknowledges and agrees that Employee will return to the Bank all business records and other Bank property or information in Employee’s possession or control.  In addition, Employee acknowledges that, during Employee’s employment with the Bank, Employee was exposed to information that is confidential, proprietary and/or trade secret information (“Confidential Information”).  Employee agrees that Employee will not disclose such Confidential Information to any person, agency, institution, company, or other entity, except as required by law.  In the event that Employee is unsure whether certain information remains confidential to the Bank or its employees, Employee will send the Bank a written inquiry about its confidentiality. The parties expressly acknowledge and agree that the obligations of this Section 6 are in addition to, and do not supersede, any obligations of confidentiality that Employee may have pursuant to any other contract or agreement with the Bank or any third-party connected to the Bank.

Page | 4

b.The Bank agrees that Employee may keep his Bank-issued cell phone and retain its phone number.  This phone will be removed from the Bank’s cellular plan at Separation Date, at which time the Employee may add this phone and its phone number to his personal cellular plan.  The Bank also agrees that the Employee may keep the Bank-issued personal computer, docking station, monitor, keyboard and any related accessories.  It is understood that all Bank-owned or proprietary information housed on the cell phone and the personal computer will be removed prior to the Separation Date.  The Bank also agrees to transfer from the Bank to the Employee ownership of the 2017 Jeep Grand Cherokee that the Employee is currently using within 15 days following the Release Effective Date.  The Employee agrees to be responsible for the payment of any taxes that may be applicable to the retention of his computer and the transfer of ownership of the 2017 Jeep, and agrees that the Bank will withhold such taxes in connection therewith as may be required by applicable law to be withheld.

7.	Confidentiality of Agreement & Non-Disparagement.

a.Employee understands and agrees that the terms of this Agreement are intended to be confidential. Accordingly, Employee agrees that Employee will not disclose the existence or terms of this Agreement, or the negotiations resulting in this Agreement, to any third party, other than Employee’s attorney, spouse, and tax advisor, except as may be required by a court or governmental agency with authority to compel such disclosure, without the express written authorization of the Bank.

b.Employee agrees that Employee will not impugn, defame, disparage or do or say anything that reasonably may diminish the reputation, goodwill or status of the Bank or any Releasee or any of their products, services, procedures, methods, operations, employees, agents, officers, directors, suppliers or customers.

c.The parties acknowledge and agree that nothing contained in this Agreement, including this Section 7, shall prohibit or be construed as prohibiting the exercise of any right by Employee that Employee cannot waive or forego under applicable laws or regulations.

8.	No Admissions.

Employee agrees that the offer of this Agreement and the Agreement itself are not an admission, and shall not be construed to be an admission, by each or any of the Releasees, that the personnel, employment, termination and any other decisions involving Employee or any conduct or actions at any time affecting or involving Employee were wrongful, discriminatory, or in any way unlawful or in violation of any right of Employee; moreover, any such liability or wrongdoing is denied by Employee. Employee shall not attempt to offer this Agreement or any of its terms as evidence of any liability or wrongdoing by each or any of the Releasees in any judicial, administrative or other proceeding now pending or hereafter instituted by any person or entity.

9.	Non-Release of Future Claims.

This Agreement does not waive or release any rights or claims that Employee may have under the ADEA or other laws which arise after the date that Employee signs this Agreement. The parties acknowledge and agree that the decision to sever the employment relationship between them was made prior to Employee’s signing this Agreement.

10.	Period for Review and Consideration of Agreement.

Employee understands that Employee has been given a period of twenty-one (21) days to review and consider this Agreement before signing it.  Employee further understands that Employee may use as much or as little of this 21-day period as Employee wishes prior to signing.

Page | 5

11.	Encouragement to Consult with Attorney.

Employee is encouraged to consult with an attorney before signing this Agreement.

12.	Employee’s Right to Revoke Agreement.

Employee may revoke this Agreement within seven (7) days of Employee’s signing it.  Revocation can be made by delivering a written notice of revocation to Peggy George at 100 South Main Street, Kilmarnock, VA 22482 or peggy.george@vcb.bank.  For this revocation to be effective, written notice must be received by Ms. George no later than the close of business on the seventh (7th) day after Employee signs this Agreement.  If Employee has not revoked the Agreement, the eighth (8th) day after Employee signs this Agreement shall be the effective date of this agreement.

13.	Acknowledgment.

a.Employee acknowledges that Employee has signed this Agreement freely and voluntarily and under no duress of any kind.  Employee has conferred with an attorney about this Agreement or has knowingly and voluntarily chosen not to confer with an attorney about the Agreement.

b.Employee acknowledges and agrees that the Bank is not obligated to pay any of the attorneys’ fees, costs or expenses relating to this Agreement and that the release contained in Section 4 of this Agreement releases all Claims Employee had, has or may have through the date Employee signs this Agreement against any and all Releasees for attorneys’ fees, costs and expenses.

14.	Governing Law; Consent to Jurisdiction and Venue.

a.Employee acknowledges and agrees that this Agreement shall be construed and enforced under the laws of the Commonwealth of Virginia, without regard to its conflicts of law principles.

b.The parties covenant and agrees that to the extent that Employee could ever raise any Claim against the Bank and seeks to do so, or if the Bank seeks enforcement of this Agreement against Employee or damages against Employee for breach of this Agreement, whether in law or equity, any such action or claim shall be brought in the Virginia Circuit Court for the County of Henrico, Virginia, or in the United States District Court for the Eastern District of Virginia, Richmond Division, to the extent that such court would have jurisdiction over the subject matter of such action or claim.  Employee hereby expressly and irrevocably consents and submits to the exclusive jurisdiction and venue of such courts for any Claim or dispute, whether initiated by the Bank or Employee, arising under or relating to this Agreement, Employee’s employment by the Bank, and/or the termination of the employment relationship between Employee and the Bank; provided, however, that nothing contained herein shall prohibit the Bank from choosing to bring any such action or Claim in any other court in any state which would have jurisdiction over such action or Claim.

15.	Waiver of Jury Trial.

EMPLOYEE AGREES TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, ANY OBLIGATIONS EMPLOYEE HAS UNDER THIS AGREEMENT, EMPLOYEE’S EMPLOYMENT BY THE BANK, AND/OR THE TERMINATION OF THE EMPLOYMENT RELATIONSHIP BETWEEN EMPLOYEE AND THE BANK.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EMPLOYEE, AND EMPLOYEE ACKNOWLEDGES THAT, EXCEPT FOR THE BANK’S AGREEMENT TO LIKEWISE WAIVE ITS RIGHTS TO A TRIAL BY JURY (WHICH THE BANK HEREBY MAKES), THE BANK HAS NOT MADE ANY REPRESENTATIONS OF FACTS TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  EMPLOYEE FURTHER

Page | 6

ACKNOWLEDGES THAT EMPLOYEE HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EMPLOYEE’S OWN FREE WILL, AND THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND AS EVIDENCE OF THIS FACT SIGNS THIS AGREEMENT BELOW.

16.	Severability.

If any clause or provision of this Agreement is ruled invalid or limited by any regulatory agency or court of competent jurisdiction, the invalidity of such clause or provision shall not affect the validity of the remaining provisions, and the remainder of this Agreement shall be enforced to the fullest permitted by law; provided, however, that if Sections 4 or 5 of this Agreement, or any portion thereof, are deemed to be invalid or unenforceable, the Bank shall have no obligation to provide any of the separation benefits provided under Section 2 and Employee shall be obligated to reimburse the Bank for any such benefits provided prior to such determination.

17.	Entire Agreement and Modification.

Employee acknowledges and agrees that, except as expressly provided for herein, this Agreement contains all of the promises and covenants made between Employee and the Bank regarding the subject matter hereof. Employee intends this Agreement to constitute a complete and final agreement between Employee and the Bank, and Employee intends this Agreement to supersede and replace all prior or contemporaneous agreements, negotiations, or discussions relating to the subject matter of this Agreement, if any. The terms of this Agreement are contractual and shall not be deemed to have been altered, modified or in any way changed by any statements, promises, discussions or agreements not appearing herein.  Employee acknowledges that no promise, inducement or agreement has been made to him except as appearing herein.  This Agreement supersedes the Employment Agreement, which is terminated on the date hereof and is of no further force and effect, except that the parties acknowledge and affirm that the provisions of Sections 8, 9 and 10 of the Employment Agreement, which contemplate performance or survival after the Employee’s termination with the Bank, shall remain in full force and effect.

18.	Miscellaneous.

a.The parties acknowledge and agree that this Agreement may be executed in one or more counterparts each of which will constitute one and the same instrument. The parties further agree that all executed copies of this Agreement and photo-copies thereof shall have the same force and effect, and shall be as legally binding and enforceable, as the original.

b.It is the intention of the parties that the provisions hereof be binding upon the parties, their employees, affiliates, agents, heirs, successors and assigns forever.

c.The waiver by any party of a breach of any condition or provision of this Agreement to be performed by such other party shall not operate or be construed to be a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

d.In the event the Bank is the prevailing party in any action enforcing the terms of this Agreement, including but not limited to the provisions set forth in Section 6, Employee shall pay to Bank, in addition to any damages awarded by a court of competent jurisdiction, the Bank’s costs and reasonable attorneys’ fees incurred in the enforcement of this Agreement.

e.The titles, captions, and headings in this Agreement are included for convenience only and shall

Page | 7

not be construed to define or limit any of the provisions contained herein.

19.	Knowing and Voluntary.

BY EMPLOYEE’S SIGNATURE BELOW, EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT VOLUNTARILY AND OF EMPLOYEE’S OWN FREE WILL, WITH FULL KNOWLEDGE OF THE NATURE AND CONSEQUENCES OF ITS TERMS. EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS THAT IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, and intending to be legally bound, each of the parties has caused this Retirement Agreement to be executed either individually or in its entity name by its duly authorized representative.

Douglas F. JenkinsVIRGINIA COMMONWEALTH BANK

/s/ Douglas F. JenkinsBy: /s/ Randal R. Greene

Date: 10/11/2019Its: President and Chief Executive Officer

Date:10/11/2019

Page | 8

Exhibit A to

Retirement Agreement, entered into

October 11, 2019

RELEASE AND WAIVER OF CLAIMS

This Release and Waiver Of Claims (the “Release”) is entered into by Douglas F. Jenkins (the “Employee”) on _______________, 20__.  Any terms not defined herein have the meaning given them in the Retirement Agreement by and between Virginia Commonwealth Bank, on behalf of it, its parent Bay Banks of Virginia, Inc., and each of its subsidiaries and affiliates (collectively, the “Bank”), entered into October __, 2019 (the “Agreement”).

1.Certain Defined Terms. Employee acknowledges and agrees that, for purposes of this Release, the term “Releasees” means the Bank and any and all of their past and present parents, subsidiaries and affiliated corporations, companies, and other entities; each of their boards, groups, divisions, departments and units; and all of their past and present directors, trustees, officers, managers, supervisors, employees, attorneys, agents and consultants, and their predecessors, and all persons or entities acting by, with, through, under or in contract with any of them.  The parties acknowledge and agree that, for purposes of this Release, the term “Claims” means:  (i) each and every claim, complaint, cause of action, grievance, demand, allegation, or accusation, whether known or unknown, and (ii) each and every promise, assurance, contract, representation, obligation, guarantee, warranty, liability, right and commitment of any kind, whether known or unknown, and (iii) all forms of relief, including, but not limited to, all costs, expenses, losses, damages, debts and attorneys’ fees, whether known or unknown.  However, the term “Claims” does not include a Charge of Discrimination with the Equal Employment Opportunity Commission (“EEOC”).

2.Claims Released by Employee.   In exchange for the consideration that the Bank is giving Employee under the Agreement, Employee hereby irrevocably releases and forever discharges all Releasees from any and all Claims that Employee, or anyone on Employee’s behalf ever has or now has against any and all of the Releasees, or which Employee, or any of Employee’s heirs, executors, administrators or assigns, hereafter can, shall or may have against any and all of the Releasees for or by reason of any cause, matter, thing, occurrence, or event whatsoever from the date of Employee’s birth to the date that Employee  has signed this Release.  Employee acknowledges and agrees that the Claims released in this Section 2 include, but are not limited to, (i) any and all Claims based on any law, statute, or constitution or based on contract or in tort or in common law, and any and all Claims based on or arising under any civil rights laws, such as the civil rights laws of any state or jurisdiction, or Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Age Discrimination in Employment Act (“ADEA”); the Employee Retirement Income Security Act (“ERISA”), except as provided herein; the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family Medical Leave Act of 1993 (“FMLA”); the Civil Rights Act of 1991; or, to the fullest extent allowed by law, any other federal, state or local laws or regulations applicable to the employment relationship; (ii) any and all Claims under any grievance or complaint procedure of any kind or for reinstatement; and (iii) any and all Claims based on or arising out of or related to Employee’s recruitment by, employment with, the termination of Employee’s employment with, Employee’s performance of any service in any capacity for, or any business transaction with, each or any of the Releasees. Employee acknowledges and agrees that the release contained in this Section 2 is a general release and is to be broadly construed as a release of all claims to fullest extent allowed by law.

Employee acknowledges and agrees that Employee is not waiving or releasing any rights or claims that may arise after the date this Release is executed. The parties also acknowledge and agree that the release contained in this Section 2 does not include a release of Employee’s right, if any, to payment of vested tax-qualified or non-qualified retirement benefits under the Bank’s ERISA plans and the right, if any, to continuation in the Bank’s medical plans as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA).

Page | 9

Employee acknowledges and affirms that the Employment Agreement was terminated on the date of the Agreement, except for Sections 8, 9, and 10 of the Employment Agreement, which survive such termination.

Additionally, and notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that nothing in this Release shall be construed to release any claims or prohibit the exercise of any rights by Employee that Employee may not waive or forego as a matter of law.  Specifically, nothing in this Release is intended to, or shall, interfere with Employee’s rights under federal, state or local civil rights or employment discrimination laws (including, but not limited to, Title VII, ERISA, the ADA,  or their state or local counterparts) to file or otherwise institute a Charge of Discrimination, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of Section 7 of the Agreement.  Employee shall not, however, be entitled to any relief, recovery, or monies in connection with any such action brought against any of the Releasees, regardless of who filed or initiated any such complaint, charge, or proceeding.

Nothing contained in this Release shall limit or restrict the Employee’s ability or right to report securities law violations to the Securities and Exchange Commission and other federal agencies without the Bank’s prior approval and without having to forfeit any resulting whistleblower award, if applicable.

3.Covenant Not to Sue.  Employee agrees not to institute a Claim of any kind against any of the Releasees.  This covenant not to sue includes any and all Claims that Employee, or anyone on Employee’s behalf ever has or now has against any and all of the Releasees, or which Employee, or any of Employee’s heirs, executors, administrators or assigns, hereafter can, shall or may have against any and all of the Releasees for or by reason of any cause, matter, thing, occurrence, or event whatsoever from the date of Employee’s birth to the date that Employee has signed this Release.  Employee acknowledges and agrees that this covenant not to sue covers Claims including, but not limited to, (i) any and all Claims based on any law, statute, or constitution or based on contract or in tort or in common law, and any and all Claims based on or arising under any civil rights laws, such as the civil rights laws of any state or jurisdiction, or Title VII, as amended, the ADA, or the Civil Rights Act of 1991, the FMLA, and the Fair Labor Standards Act; (ii) any and all Claims under any grievance or complaint procedure of any kind or for reinstatement; (iii) any and all Claims that this Release or any provision hereof should be avoided or set aside; and (iv) any and all Claims based on or arising out of or related to Employee’s recruitment by, employment with, the termination of his employment with, his performance of any service in any capacity for, or any business transaction with, each or any of the Releasees, including but not limited to the Employment Agreement.

Employee understands and acknowledges that the covenant not to sue contained in this Section 3 is distinct and different from the general waiver and release of claims contained in Section 2 of this Release.  In this Section 3, Employee is agreeing not to assert a Claim against the Bank, while in Section 2 Employee is giving up rights or claims Employee has or may have through the date Employee signs this Release.  If Employee violates this covenant not to sue by filing a Claim against the Bank, Employee hereby agrees to pay all the Bank’s costs and expenses of defending against any such Claim, including attorneys’ fees, and all further costs and fees, including attorneys’ fees, incurred in connection with collection.

4.Review of Release. By signing below, Employee hereby acknowledges and represents that he has been given 21 days to review and consider whether to sign this Release and has been advised by the Bank to consult with an attorney and his personal advisors before doing so. Employee understands and agrees that by signing this Release, Employee gives up any and all rights Employee may have to recover damages against the Releasees. Employee hereby acknowledges that he is voluntarily entering into this Release of his own free will, free of any coercion, pressure or duress, that he understands the terms and conditions of this Release, and that he is knowingly releasing each of the Releasees in accordance with the terms contained herein. Employee further acknowledges that he is receiving consideration under this Release beyond anything of value to which he is already entitled.

Page | 10

5.Right of Revocation. Employee acknowledges that he has been advised by the Bank that he has seven days after signing this Release within which to revoke his signature, that neither the Bank nor any other person is obligated to provide any benefits to him pursuant to the Release until eight days have passed, and then only if he has not revoked his signature. Any such revocation must be received by the Bank within the seven-day revocation period to be effective, and that such a revocation may only be sent by electronic delivery or facsimile to the Bank, to the attention of Peggy George (peggy.george@vcb.bank).  Employee agrees that in the event Employee revokes his signature within such seven-day period, Employee’s termination of employment shall remain effective on the Separation Date but that this Release shall otherwise be void ab initio.

6.Non-Admission. Employee acknowledges that this Release does not constitute an admission by Employee or the Bank or any other Releasees of any violation of any employment law, regulation, ordinance, or administrative procedure, or any other federal, state, or local law, common law, regulation or ordinance, liability for which is expressly denied.

7.Acknowledgements; Review/Revocation Period.  Employee acknowledges and agrees as follows: (a) that he has read and understood the terms of this Release; (b) that he understands that the Release includes a waiver of rights pursuant to Title VII of the Civil Rights Act of 1964, as amended, the ADA, the ADEA, the Older Workers’ Benefit Protection Act, the federal False Claims Act and any similar federal, state or local law, the Virginia Human Rights Act and any other applicable federal or state civil rights law; (c) that he is not waiving any claims that arise after the date of execution of this Release; (d) that he is receiving benefits under the Agreement that are in addition to any benefits to which he is otherwise entitled; and (e) that he has been advised to consult with an attorney, and has consulted with an attorney, prior to signing this Release.  Employee understands that he has a been given a period 21 days to consider this Release and that he may elect to accept it on or within 21 days after the Separation Date, or reject it at any time after it is offered by providing written notice to the individual identified in Section 5 above.  Once accepted, Employee may revoke his acceptance for seven days after he has accepted this Release by providing written notice to the individual identified in Section 5 above, and this Release shall not be effective or enforceable until after the seven-day period has passed.

8.No Dispute or Disagreement.  Employee acknowledges and agrees that there is no dispute or disagreement between Employee and the Bank or its management on any matter relating to the Bank’s operations, policies or practices.

EMPLOYEE

_____________________________________

Printed Name: _________________________

Date: ________________________________

Page | 11